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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Proxy Statement/ Prospectus of Healtheon/WebMD Corporation for the registration of 149,089,758 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 2000, with respect to the financial statements of Healtheon/WebMD Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP



Atlanta, Georgia
July 26, 2000